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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

                                                       Jurisdiction
        Name (l, 2)                                  of Incorporation
        -----------                                  ----------------

Refac International, Ltd.                               Nevada

      Refac Biochemics Corporation (3)                  Delaware

      Refac Consumer Products, Inc.                     Delaware

        Refac (H.K.) Limited                            Hong Kong

      Refac Financial Corporation                       Delaware

Refac Licensing, Inc. (4) Delaware


(1) The Consolidated Financial Statements, incorporated herein, include the accounts of the Registrant and all of the above subsidiaries.

(2) Subsidiaries of subsidiaries are indented; unless otherwise indicated below, direct and indirect subsidiaries are 100% owned.

(3) The Company owned approximately 92% of the outstanding capital stock of Refac Biochemics Corporation as of December 31, 2001.

(4) The Company owned approximately 81% of the outstanding capital stock of Refac Licensing, Inc. as of December 31, 2001 and 100% as of January 31, 2002.


General Counsel: Skadden, Arps, Slate, Meagher & Flom LLP New York, New York

Independent Auditors: Grant Thornton LLP New York, New York

Transfer Agent: American Stock Transfer and Trust Company New York, New York


         Statements about the Company's future expectations and all other statements in this document other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that the "forward-looking statements" contained herein are subject to the above-mentioned statutory safe harbors. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected or inferred results. There are no assurances as to the amounts to be realized in connection with the sale of the Company's assets.